SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K



                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report: (Date of earliest event reported) March 19, 2001



                              CORNING INCORPORATED
             (Exact name of registrant as specified in its charter)



New York                           1-3247                16-0393470
(State or other jurisdiction       (Commission           (I.R.S. Employer
of incorporation)                  File Number)          Identification No.)



One Riverfront Plaza, Corning, New York                  14831
(Address of principal executive offices)                 (Zip Code)


(607) 974-9000
(Registrant's telephone number, including area code)



N/A
(Former name or former address, if changed since last report)


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Item 5.   Other Events.

On March 19, 2001, the Registrant issued a press release announcing new guidance for its 2001 financial performance and reconfirming its guidance for the first quarter of 2001.


Exhibits:

The Registrant's press release of March 19, 2001.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                               CORNING INCORPORATED
                               Registrant



Date: March 19, 2001           By  /s/  KATHERINE A. ASBECK
                                        Katherine A. Asbeck
                                        Senior Vice President and Controller


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NEWS RELEASE


FOR RELEASE - MARCH 19, 2001

Corning Contacts:
Media Relations                      Investor Relations
Daniel F. Collins                    Katherine M. Dietz
(607) 974-4197                       (607) 974-8217
collinsdf@corning.com                dietzkm@corning.com



                Corning Reduces 2001 Pro Forma Earnings Guidance

                    Company Maintains First Quarter Estimates
                     Photonic Technologies Revenues Reduced


CORNING, N.Y. - Corning Incorporated (NYSE:GLW), a worldwide leader in optical communications technologies, today said it has reduced its outlook for 2001 pro forma earnings from previously stated guidance of $1.40 to $1.43 per share to $1.20 to $1.30 per share. This compares to 2000 pro forma earnings of $1.23 per share.

Corning now expects 2001 revenues in the range of $8.2 billion to $8.5 billion, up 15% to 20% over 2000 revenues of $7.1 billion. This revision of the company's guidance for the full year is based primarily on lower expectations for the telecommunications segment amid the current economic slowdown. Corning said it has not changed its first quarter pro forma earnings guidance of $0.28 to $0.31 per share, which compares to $0.23 per share for the first quarter of last year.

"Our new outlook is based on recent customer feedback which indicates that a meaningful recovery of spending by our telecommunications customers will occur much more slowly than we had previously anticipated," John W. Loose, Corning's president and chief executive officer, said.

Loose stated that Corning's 2001 revenues from photonic technologies are now expected to grow 20% to 25%, significantly lower than the company's previously stated expectations for 50% growth. The principal customers in this business continue to reduce inventories and Corning does not expect this market to improve until well into the second half of the year. "We are moving aggressively to implement more stringent cost control plans and we are reviewing the need for additional workforce reductions," Loose said.





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Corning Reduces 2001 Pro Forma Earnings Guidance
Page Two


"Corning continues to be sold out of optical fiber manufacturing capacity. We are reallocating optical fiber volume to customers we previously have been unable to supply, broadening our international fiber customer base. However, Corning's expected demand for its premium fiber products, as a percentage of total fiber demand, is now lower than previously anticipated, but still expected to be equal to last year's record level," he said.

Today, at the Optical Fiber Communications Conference (OFC) in Anaheim, CA., Corning will announce it expects worldwide fiber market growth to be 20% this year and that Corning's growth in fiber volume will be in line with the market expectations. Corning will also announce at OFC that it expects the worldwide photonic components market to grow between 10% and 30% in 2001.

"Although we are currently facing limited visibility in the near term in the telecommunications segment, we remain very optimistic about long-term bandwidth demand, and the resulting growth in our optical communications products," Loose said.

About Corning

Established in 1851, Corning Incorporated (www.corning.com) creates leading-edge technologies for the fastest-growing markets of the world's economy. Corning manufactures optical fiber, cable and photonic products for the telecommunications industry; and high-performance displays and components for television and other communications-related industries. The company also uses advanced materials to manufacture products for scientific, semiconductor and environmental markets. Corning's revenues in 2000 were $7.1 billion.

                                       ###


Forward-Looking Cautionary Statements

Except for historical information and discussions contained herein, statements included in this release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause results to differ materially, as discussed in the company's filings with the Securities and Exchange Commission.

Pro Forma Statement

Pro forma net income excludes amortization of purchased intangibles and goodwill, purchased in-process research and development, one-time acquisition costs, discontinued operations and other non-recurring items.





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Corning Reduces 2001 Pro Forma Earnings Guidance
Page Three



Webcast Information for OFC Briefing

To listen to a live audio webcast of Corning's business briefing at the Optical Fiber Communications Conference from Anaheim, CA., go to http://www.corning.com/investor_relations/ and follow the instructions. The webcast will be archived on the www.corning.com site for 30 days following the call.